Exhibit 14(a)(1)(ii)

GMAC Commercial

Mortgage Corporation

and Subsidiaries

Report on Compliance with Minimum

Master Servicing Standards

December 31, 200l

PricewaterhouseCoopers

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York NY 10036
Telephone (646) 471 4000
Facsimile (646)471 4100

Report of Independent Accountants

To the Board of Directors and Shareholder of
GMAC Commercial Mortgage Corp.

We have examined management's assertion, dated March 13, 2002, about GMAC Commercial Mortgage Corp. and its subsidiaries' (the “Company”) compliance with its established minimum master servicing standards (“Master Servicing Policy”) as of and for the year ended December 31, 200l included in the accompanying management assertion (Exhibit 1). Management is responsible for the Company's compliance with the Master Servicing Policy. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with the standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the Master Servicing Policy and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the Master Servicing Policy.

In our opinion, management's assertion that the Company complied with the aforementioned Master Servicing Policy as of and for the year ended December 31, 2001 is fairly stated, in all material respects.

/s/ PricewaterhouseCoopers LLP

March 13, 2002

GMAC Commercial Holding Corp.

200 Witmer Road

Horsham, PA  19044

Tel. 215-328-4622

Fax: 215-328-1316

GMAC
Commercial Holding Corp.

Management’s Assertion Concerning Compliance

with Minimum Master Servicing Standards

March 13, 2002

As of and for the year ended December 31, 2001, GMAC Commercial Mortgage Corp., and its subsidiaries, have complied in all material respects with the master servicing standards set forth in the Company‘s master servicing standards (attached), which were derived from the Mortgage Bankers Association of America’s Uniform Single Attestation Program for Mortgage Bankers.

The Company, as master servicer, performs certain functions with respect to servicing loans, however, the direct loan servicing functions are performed by various subservicers. For those loans included in the Pooling and Servicing Agreements listed in the attached Exhibit A, the Company has complied with their Master Servicing Standards enumerated below, as of and for the year ended December 31, 200l.

/s/ David E. Creamer
David E. Creamer, President and CEO

/s/ Wayne D. Hoch
Wayne D. Hoch, Executive Vice President and CFO

/s/ Michael Lipson
Michael Lipson,
Executive Vice President

Exhibit 1

GMAC COMMERCIAL MORTGAGE CORP.

MINIMUM MASTER SERVICING STANDARDS

I.  CUSTODIAL BANK ACCOUNTS

                   1.     Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

•                  be mathematically accurate;

•                  be prepared within forty-five (45)calendar days after the cutoff date, but in any event in accordance with the applicable servicing agreements;

•                  be reviewed and approved by someone other than the person who prepared the reconciliation; and

•                  evidence explanations for reconciling items which shall be resolved within ninety (90) calendar days of their original identification.

2.              Funds of the servicing entity shall be advanced as specified in the applicable servicing agreements in cases where there is potential for an overdraft in an investor‘s account or a request letter has been received from a subservicer for a servicing advance stipulated by the subservicing agreement.

3.              All cash for each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor or in an investment account in accordance with the applicable servicing agreement requirements.

II. MORTGAGE PAYMENTS

1.              Mortgage payments shall be deposited into the custodial bank accounts and related bank clearing accounts within two business days of receipt from the subservicer.

2.              Mortgage payments made in accordance with the mortgagor‘s loan documents shall be posted to the applicable mortgagor records within two business days of receipt from the subservicer.

III. DISBURSEMENTS

1.              Remittances made via wire transfer on behalf of a mortgagor or investor shall be made only by authorized personnel.

2.           Amounts remitted to investors per the servicer‘s investor reports shall agree with canceled checks, or other form of payment, or custodial bank statements.

IV. INVESTOR ACCOUNTING AND REPORTING

1.  Monthly investor reports shall be sent in a timely manner listing loan level detail of payments and balances, and all other data required by the servicing agreements.

V. INSURANCE POLICIES

1.  A fidelity bond and errors and omissions policy shall be in effect on the Company throughout the reporting period in the amounts following: General Motors Corporation fidelity bond of $150 million, a GMAC Commercial Mortgage Corporation errors and omissions policy of $50 million.

VI. MONITORING OF SUBSERVICER COMPLIANCE

1.  Within 120 days of a subservicer‘s year-end, the subservicer‘s management assertions about compliance with minimum servicing standards, which were derived form the Mortgage Bankers Association of America’s Uniform Single Attestation Program for Mortgage Bankers, and the Independent Accountants’ Report on management‘s assertions shall be reviewed, and if material exceptions are found, appropriate corrective action will be taken.

2.  An annual certification from each subservicer stating that the subservicer is in compliance with its subservicer agreement shall be obtained by April 30th for the previous calendar year.

Exhibit A

Japan-CMBS-1 Ltd. (Orchid)

Community Program Loan Trust 1987-A

College and University Facility Loan Trust I

College and University Facility Loan Trust II

Public Facility Loan Trust

Silver No 1

FNMA 94 M5

RTC 1992-C5

Structured Asset Securities Corporation, Series 1995-C4

RTC 1993-C3

Merrill Lynch Mortgage Investors, Inc., Series1996-C1

CS First Boston Mortgage Securities Corporation, Series1995-MBL1

CBA Mortgage Corporation, Series 1993-C1

CS First Boston Mortgage Securities Corporation, Series 1995-M1

Multi-Family Capital Access One, Inc.

GMAC Commercial Mortgage Securities, Inc., Series 1996-C2

GMAC Commercial Mortgage Corporation Trust Ill, Series2000-FLE
JP Morgan 1996 C2

Macerich SCG Funding Limited Partnership, Series 1996-C1

NB Commercial Mortgage Pass-Through Certificates, Series FSI

KRT Origination Corporation, Pass-Through Certificates

NB Commercial Mortgage, Series Dallas Market Center (1996)

277 Park Avenue Finance Corporation - DLJ

Morgan Capital Funding 1998 MC2

Structured Asset Securities Corporation, Series 1997-C1

Citibank, N.A., Series 1994-C2

Mortgage Capital Funding Inc, Series 1998 MC3

Commercial Mortgage Pass-Through Certificates Series 2000-CF1

Merrill Lynch Capital Canada, Inc., Commercial Mortgage Pass-Thru Certificates, Series 2000-Canada 4
Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2001-LBC

Merrill Lynch 2001 Canada 5

Solar Trust Commercial Mortgage Pass-Though Certificates Series 2001-1

Merrill Lynch Capital Canada Inc. Comm  Mart. P/T Cert. Series 1999-Canada 2

Merrill Lynch Capital Canada Inc Commercial Mart. P/T Cert. Series 2000-Canada 3

GMACCM Healthfund I, Series 1999-1

GMACCM Healthfund I, Series 1999-2

GMAC Commercial Mortgage Securities, Inc., Series 1996-C1

PNC MORTGAGE ACCEPTANCE CORP. Commercial Mortgage Pass-Through Certificates, Series 2000-C1
Salomon Brothers Mortgage Securities VII, Inc., Series 2000-C1

GMAC Commercial Mortgage Corporation Pass-Through Certificates, Series 2000-FL1

GMACCM Mortgage Trust, Series 1999-A

GMACCM Mortgage Trust, Series 1999-B

GMACCM Mortgage Trust, Series 1999-C

GMACCM Mortgage Trust, Series 1999-D

GMACCM Mortgage Trust, Series 1999-E

GMACCM Mortgage Trust, Series 1999-F

GMACCM Mortgage Trust, Series 1999-G

GMAC Commercial Mortgage Corporation Pass-Through Certificates, Series 2000-FLB

Credit Suisse First BostonSeries 2000 C1

LB Commercial Conduit Mortgage Trust II, Series 1996-C2

Deutsche Bank-Flow Agreements (Non-Securitized)

GMAC Commercial Mortgage Corporation Pass-Through Certificates, Series 2000-C2

Salomon Brothers 2000 C-2

Commercial Mortgage Pass-Through Certificates Series 2000 C2

Fannie Mae Multifamily REMIC Trust 1998-M1

Morgan Stanley, Series 1998-CF1

Salomon Brothers Mortgage Securities VII, Inc., Series 2000-FL1

CB Commercial Fund I

CB Commercial Fund II

CB Commercial Fund Ill

CB Commercial Fund IV

CB Commercial Fund V

Commercial Capital Access Bonds, Series 2

Commercial Capital Access Bonds, Series 3

JP Morgan 2000C9

GS Mortgage Securities Corporation II, ICON Pass-Through Trust Certificates, Series 2000-C1

GS Mortgage Securities Corporation II, Series 1997-GLl

GS Mortgage Securities Corporation II, Series 1998-GLll

GMACCMS 2001 - WHF

Merrill Lynch Mortgage Investors, Inc., Series 1994-C1

Merrill Lynch Mortgage Investors, Inc., Series 1994-M1

GMAC Commercial Mortgage Securities, Inc., Series 1999-CTL1

GMAC Commercial Mortgage Securities Series 2001- LT

GMAC Commercial Mortgage Seniors Fund I, Series 2001-A

Bear Steams 2001 TOP 4

Lehman Brothers Holdings, Inc., Series 1994-A

American Southwest Financial Securities Corporation, Series 1993-2

Kidder Peabody Acceptance Corp (KP9301)

Merrill Lynch Mortgage Investor, Series 1997-C1

GE Capital Commercial Mortgage Corp. Commercial Mort. P/T - Series 2001-3

Credit Suisse First Boston Mortgage Securities, Comm Mort P/T Certificates Series 2001-CP4

J. P. Morgan Chase-Commercial Mortgage Pass-Through Certificate Series 2001-A

Long Lane Master Trust IV

Freehold Raceway Mall Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-F      RM
J. P. Morgan Chase Commercial Securities Corp. Series 2001-C2

Salomon Brothers Mortgage Securities VII, Inc. Series 2001-C1

Chase Commercial Mortgage Pass-Through Certificates Series 1998-1

Chase Commercial Mortgage Securities Corp, Series 1999-2

Chase Commercial Mortgage Securities Group 2000-2

Chase Commercial Mortgage Securities Corp, Series 2000-FL1

Chase Manhattan Bank-First Union National Comm. Mrtg. Trust Series 1999-1

Deutsche Mortgage & Asset Receiving Corporation COMM 2000-C1

First Union Commercial Mortgage Securities Inc. 1999 C-2

First Union Commercial Mortgage Securities Inc. Series 1999-C4

First Union Commercial Mortgage Securities Inc. Series 2000-C2

GE Capital Commercial Mortgage Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-1
COMM 2001-J2 Commercial Mortgage Pass-Through Certificates

Morgan Stanley Dean Witter Capital I Inc. — Series 2001-TOP3

Merrill Lynch 1999 C1

GMAC Securities, Inc., Mortgage Pass-Through Certificates, Series 2001-WTC

Columbia Center Trust — Commercial Mortgage Pass Through Certificates, series 2000-CCT

PaineWebber Series 1999-C1

Certificates Funding Corp., Series 1997-1

Chase Commercial Mortgage Securities Corp 2001-245 Park Avenue

Mall of America Capital Company LLC, Series 2000-1

GMACCM Series 2001-C2 Mortgage Pass-Through Certificates

GMACCM Series 2001 FL-A

Goldman Sachs Series 2001-ROCK

Bank of America Commercial Mortgage Pass-Through Certificates Series 2001-C1

Bear Stearns, series 2001 — TOP2

EMAC Owner Trust 1998-1

EMAC Owner Trust 1999-1

EMAC Owner Trust 2000-1 Loan Pass-Through Certificates, Series 2000-1, class X and class A

CSFB Commercial Mortgage Pass-Through Certificates Series 2001-CF2

PNC MAC Commercial Mtge Pass-Through Certs, Series 2001-C1

Mortgage Pass-Through Certificates, Series 2001-C1

GECC Commercial Mortgage Pass-Through Certificates Series 2001-1

GMAC Commercial Mortgage Securities, Inc., Series 1999-C2

GMAC Commercial Mortgage Securities, Inc., Series 1999-C3

JP Morgan 2000 Series C10

JP Morgan 2000 FL1

JP Morgan

Mortgage Capital Funding, Inc., Series 1995-MC1

Goldman Sachs Commercial Mortgage Pass Through Certificates, Series 2001-GL III

LB Commercial Conduit Mortgage Trust, Series 1995-C2

LTC Commercial Mortgage Pass-Through Certificates, Series 1996-1

Mortgage Capital Funding, Inc., Series 1996-MC1

Merrill Lynch, Series 1996-C2

JP Morgan 1996 C3

JP Morgan 1997 C4

FNMA 1996 NB-M5

Chase Commercial Mortgage Securities Corp, Series 1996-1

GS Mortgage Securities II Commercial Mortgage Pass-Through Certificates, Series 2001-1285

Merrill Lynch Mortgage Investors, Inc., Series 1995-C2

SL Commercial Mortgage Trust, Series 1997-C1

CHASE COMMERCIAL MORTGAGE SECURITIES CORP SERIES 1997-2

DLJ Mortgage Acceptance Corp., Series 1996-CF1

DLJ Mortgage Acceptance Corp., Series 1997-CF1

Chase Commercial Mortgage Securities Corp Series 1996-C2

GMAC Commercial Mortgage Corporation Pass-Through Certificates, Series 2000-C3

GMAC Commercial Mortgage Corporation Pass-Through Certificates, Series 2000-FLF

Mortgage Pass-Through Certificates, Series 2001-CIBC1

Structured Assets Securitization Corp 1998-C3

GS Mortgage Securities Corporation II, Series 1999-C1

FNMA Series 1998-M6

GS Mortgage Securities Corporation II, Series 1998-C1

Chase Commercial Mortgage Securities Corp., Commercial Pass-Through Certificates, Series 1998-2

GMAC Commercial Mortgage Corporation Pass-Through Certificates, Series 1998-C2

DLJ 1998-CG1

GE FINANCIAL ASSURANCE SPV TWO

DLJ Commercial Mortgage Pass-Through Certificates Series 1999-CG2

Mortgage Capital Funding Incorporated, Series 1998 MC1

Paine Webber Mortgage Acceptance Corporation IV, Series 1996-M1

Salomon Brother Series 2000 C-3

First Union, Series 1997 C2

Red Mountain Funding, series 1997-1

GMAC Commercial Mortgage Securities, Inc., Series 1997-C1

GMAC Commercial Mortgage Securities, Inc., Series 1997-C2

LB Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 1998-C1

First Union, Series 1998-C2 (655)

GMAC Commercial Mortgage Securities, Inc., Series 1998-C1

Merrill Lynch Mortgage Investors, Series 1998-C1-CTL

DLJ Mortgage Securities, Series 1998-STF-1

LTC Commercial Mortgage Pass-Through Certificates, Series 1998-1

Chase Commercial Mortgage Securities Corp, Comm Mtg Pass-Thru Cert Series 1997-1

Mortgage Pass-Through Certificates, Series 2001-FL1

GMAC Commercial Mortgage Securities, Inc., Series 1999-C1

Mortgage Capital Funding, Inc., Series 1993-C1

Mortgage Capital Funding, Inc., Series 1994-MC1

Mortgage Capital Funding, Inc., Series 1996-MC2

First Union, Series 1997-C1

FFC Funding Corporation — Somerset Commercial Pass-Through Certificates

Morgan Stanley Capital I Inc., Series 1997-C1

Structured Asset Securities Corp., Series 1997-LLI

QI Capital, Series 1997-C1

Goldman Sachs Series 2001-GSFL IV

Morgan Stanley Capital I Inc., Series 1997-XL1

Salomon Brothers Mortgage Securities VII, Inc., Series 1999-C1

Library Tower

Nationsbanc 1995-M-2

GMAC Commercial Mortgage Corporation Pass-Through Certificates, Series 2000-C1

Atherton Franchise Series 1999-1

Morgan Stanley Capital I Inc., Series 1996-C1

GMAC Commercial Mortgage Corporation Pass-Through Certificates, Series 2000-FLA

Morgan Stanley, Series 1998-HF1

Morgan Stanley 1998 WF1

Morgan Stanley, Series 1998-WF2

Morgan Stanley Capital Inc, Series 1999-RM1

KS Mortgage Capital, L.P., Series 1995-1

Commercial Mortgage Pass-Through Certificates Series 1999 CG3

GAFCO Franchise Loan Trust 1998-1

Merrill Lynch Mortgage Investors, Inc., Series 1995-C1

Morgan Stanley, Series 1999-WF1

Aetna 1995-C5

1995 Warner Center Trust

Atherton-Paine Webber Warehouse

Atherton Franchise Loan Funding 1998-A LLC, Series 1998-1

Nomura Asset Capital Corporation, Hotel First Mortgage Pass-Through Certificates, Series 1993-A

GMAC Commercial Mortgage Securities, Inc., Series 1999-FL1

Nomura Asset Securities Corporation, Commercial Pass-Through Certificates, Series 1994-MD1

Nomura Asset Capital Corporation, Hotel Mortgage Pass-Through Certificates, Series 1993-1

Nomura Asset Securities Corporation, Congregate Care Mortgage Pass-Through Certificates, Series 1993

LTC Commercial Mortgage Pass-Through Certificates, Series 1993-1

LTC Commercial Mortgage Pass-Through Certificates, Series 1994-1

Lehman Pass-Through Securities, Series 1992-2

Lehman ABS Corporation, Mortgage Pass-Through Certificates, Series 1994-C2

LB Mortgage Trust Multiclass Pass-Through Certificates, Series 1992-M1

Lehman Pass-Through Securities, Series 1992-1

CBM funding Corporation, Series 1996-1

Owings Mills Finance Corporation, Commercial Pass-Through Certificates, Series 1996-1

Atherton Franchise Funding Warehouse, Series 1996-1

DLJ Mortgage Acceptance Corp., Series 1993-MF4

DLJ Mortgage Acceptance Corp., Series 1993-MF10

DLJ Mortgage Acceptance Corp., Series 1993-MF12

DLJ Mortgage Acceptance Corp., Series 1993-MF11

DLJ Mortgage Acceptance Corp. and CS First Boston Securities Corp., Series 1994-MF1

Video Franchise Capital Trust 1994-1

Video Franchise Capital Trust 1996-1

Fixed & Adjustable Rate Multifamily Mtge Loans Master Group RPL-MF

Daiwa Mortgage Acceptance Corporation, Series 1993-1

Kidder, Peabody Acceptance Corporation I, Series 1993-M3

Morgan Stanley Dean Witter 2001PPM

U-Haul Self-Storage Corporation, Storage Trust 1993-1

Kidder, Peabody Acceptance Corporation I, Series 1994-M1

Morgan Stanley Capital I Inc., Series 1998-HF2

Kidder, Peabody Acceptance Corporation I, Series 1994-C3

Structured Mortgage Securities Corporation, Series 1994-M1

Paine Webber Mortgage Acceptance Corporation IV, Series 1995-GTM1

CS First Boston Mortgage Securities Corp., Series 1995-M1

Oakdale Funding Corp., Commercial Mortgage Pass-Through Certificates, Series 1994-1

Malan Mortgage Securities Trust 1995-A, Series 1995-1

1633 Broadway

Atherton Franchise Loan Funding 1997-A LLC, Series 1997-1

Merrill Lynch Mortgage Investors, Inc., Series 1995-C3

Meritor Mortgage Securities Corporation, Series 1987-1